MANOR CARE, INC.

                           $150,000,000

                   7 1/2% Senior Notes due 2006

                       --------------------

                      SUPPLEMENTAL INDENTURE

                     Dated as of June 4, 1996

                                to

                            INDENTURE

                     Dated as of June 4, 1996

                       --------------------

                WILMINGTON TRUST COMPANY, TRUSTEE






















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          SUPPLEMENTAL INDENTURE dated as of June 4, 1996, between
Manor Care, Inc., a Delaware corporation (the "Company"), and
Wilmington Trust Company, a Delaware banking corporation, as trus-tee (the "Trustee").

          This Supplemental Indenture is made pursuant to Sections
2.01 and 8.01 of the Indenture dated as of June 4, 1996 between the Company and the Trustee (the "Indenture"). Terms used herein and not defined have the same meaning as in the Indenture.

          Each party hereby agrees, for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Senior Debt Securities issued under the Indenture and this Supplemental Indenture, as follows:

          (1)  There is hereby created a series of Senior Debt
Securities under the Indenture that is designated as the 7 1/2%
Senior Notes due 2006 (the "Notes").

          (2) The Notes shall contain those terms set forth in the Indenture and those contained in Exhibit A attached hereto.

          (3) The Notes shall be represented by certificates sub-stantially in the form of Exhibit A attached hereto.



























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                               -2-



          IN WITNESS WHEREOF, MANOR CARE, INC. has caused this Supplemental Indenture to be executed in its corporate name by one of its Senior Vice Presidents and to be attested by its Secretary or one of its Assistant Treasurers, and WILMINGTON TRUST COMPANY, as Trustee, has caused this Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents and to be attested by its Secretary or one of its Trust Officers, all as of the date first written above.

                              MANOR CARE, INC.


                              /s/ James A. MacCutcheon
                              ---------------------------------
                              Name:  James A. MacCutcheon
                              Title: Senior Vice President -
                                       Finance
                                     Chief Financial Officer
                                       and Treasurer
ATTEST:


/s/ Leigh C. Comas
- ----------------------

                              WILMINGTON TRUST COMPANY,
                              as Trustee


                              /s/ Norma P. Closs
                              -------------------------------
                              Name:  Norma P. Closs
                              Title: Vice President
ATTEST:


/s/ Sharon Brindle
- ----------------------

                                                         EXHIBIT A

No. R-                                            $

                         MANOR CARE, INC.

promises to pay to

or registered assigns
the principal sum of              Dollars on June 15, 2006.

                   7 1/2% SENIOR NOTES DUE 2006

Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1

Dated:

                              MANOR CARE, INC.



                              By
                                --------------------------------
                                Chairman of the Board,
                                President and
                                Chief Executive Officer


                              By
                                --------------------------------
                                Secretary


WILMINGTON TRUST COMPANY,
as Trustee, certifies that
this is one of the Securities
referred to in the within
mentioned Indenture.


By
  -----------------------------
  Authorized Officer









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                               A-2



                         MANOR CARE, INC.

                   7 1/2% SENIOR NOTES DUE 2006


Interest.
- --------

          MANOR CARE, INC. (the "Company"), a Delaware corpora-tion, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15, commencing on December 15, 1996. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no inter-est has been paid, from June 4, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Method of Payment.
- -----------------

          The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Securities at the close of business on June 1 or December 1, as the case may be, next preceding the interest payment date. Hold-ers must surrender the Notes to a Paying Agent to collect princi-pal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

Paying Agent and Registrar.
- --------------------------

          Initially, WILMINGTON TRUST COMPANY, as the trustee under the Indenture (as defined) (the "Trustee"), will act as Pay-ing Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

Indenture; Supplemental Indenture.
- ---------------------------------

          The Company issued the Notes of this series under an indenture dated as of June 4, 1996 (the "Indenture") between the Company and the Trustee. The Notes are general obligations of the Company limited in aggregate principal amount to $150 million.



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                               A-3


The terms of the Notes include those stated in the Indenture, the supplemental indenture dated as of June 4, 1996 (the "Supplemental Indenture") between the Company and the Trustee creating the series and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended (the "TIA") and as in effect on the date of the Inden-ture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture, the Supplemental Indenture and the TIA for a statement of them.

Optional Redemption.
- --------------------

          The Notes will be redeemable, at the option of the Com-pany, in whole at any time or in part from time to time, on at least 30 days but not more than 60 days prior notice mailed to the registered address of each Holder of Notes to be so redeemed, at a redemption price equal to the greater of (i) 100% of their princi-pal amount, and (ii) the sum of the present values of the remain-ing scheduled payments of principal and interest thereon dis-counted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined), plus 15 basis points, plus accrued interest thereon to the date of redemption.

Treasury Rate
- -------------

          With respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Compa-rable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Denominations, Transfer, Exchange.
- ---------------------------------

          The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed or transfer or exchange any Notes or portions of them selected for redemption.

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                               A-4


Persons Deemed Owners.
- ---------------------

          The registered holder of a Note may be treated as its owner for all purposes.

Unclaimed Money.
- ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

Amendment, Supplement, Waiver.
- -----------------------------

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented by the Company with the con-sent of the Holders of at least a majority in principal amount of the Notes of all series affected by the amendment, and any past default on a series or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes of the series. Without the consent of any Noteholder, the Company may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to com-ply with Section 4.01 of the Indenture to provide for uncertificated Notes in addition to or in place of certificated Notes, to create a series and establish its terms, to provide for a separate Trustee for one or more series, or to make any change that does not materially adversely affect the rights of any Noteholder.

Successor Corporation.
- ---------------------

          When a successor corporation assumes all of the obliga-tions of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

Restrictive Covenants.
- ---------------------

          The Indenture contains limitations on liens and sale and lease-back transactions and certain transactions with affiliates, subject to a number of important qualifications and exceptions.


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                               A-5


Defaults and Remedies.
- ---------------------

          An Event of Default is: default for 30 days in payment of interest on the Securities; default in payment of principal on the Notes (upon redemption or otherwise); failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Notes; default by the Company or any Subsidiary in the payment of any Indebtedness for money borrowed in excess of $20,000,000 in the aggregate, resulting in such indebtedness becoming due and payable and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company; failure by the Company or any Subsidiary to stay or discharge a final judgment entered in a court for the payment of $20,000,000 or more rendered against the Company or any Subsidiary within 90 days after the date permitting appeal thereof has expired and all rights to appeal have been extinguished; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the Notes to be due and payable immediately. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in Noteholders' interest. The Company is required to file periodic reports with the Trustee as to the absence of default.

Trustee Dealings with Company.
- -----------------------------

          Wilmington Trust Company, the Trustee under the Inden-ture in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its



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                               A-6



Affiliates, as if it were not Trustee subject to the Trust Inden-ture Act.

No Recourse Against Others.
- --------------------------

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the con-sideration for the issue of the Notes.

Authentication.
- --------------

          This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

Abbreviations.
- -------------

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in com-mon), TEN ENT (= tenants by the entireties) JT TEN (= joint ten-ants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Requests for Copies.
- -------------------

          The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture and the Bond Resolution or Supplemental Indenture. Requests may be made to:
Secretary, Manor Care, Inc., 10750 Columbia Pike, Silver Spring,
Maryland 20901.












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                               A-7



                         ASSIGNMENT FORM


          If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to


     -------------------------------------------------------------

     -------------------------------------------------------------
         (Insert assignee's social security or tax ID number)

     -------------------------------------------------------------
     -------------------------------------------------------------
     -------------------------------------------------------------
     -------------------------------------------------------------
         (Print or type assignee's name, address and zip code)


and irrevocably appoint


     ------------------------------------------------------------
       agent to transfer this Note on the books of the Company.
       The agent may substitute another to act for him.


Date:                Your Signature:
     ------------                    -------------------------
                                     (Sign exactly as your name
                                     appears on the other side
                                     of this Note)

Signature Guarantee:
                     -------------------------------------------


- ---------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN



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                               A-8



ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.